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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     -----------------------------------

                                 FORM 8-A/A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                          THE ALLSTATE CORPORATION

                            ALLSTATE FINANCING II
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           (Exact Name of Regisrant as Specified in its Charter)


        Delaware                                         36-3871531
        Delaware                                          Applied for

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(State of Incorporation or                (I.R.S. Employer Identification No.)
Organization)

c/o The Allstate Corporation
    2775 Sanders Road
    Northbrook, Illinois                                60062
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(Address  of Principal                                  (Zip Code)
Executive Offices)



If this Form relates to the          If this Form relates to the registration
registration of a class of debt       of a class of debt securities and is
securities and is effective upon      to become effective simultaneously
filing pursuant to General            with the effectiveness of a concurrent
Instruction A(c)(l) please check      registration statement under the
the following box. []                 Securities Act of 1933 pursuant
                                      to General Instruction A(c)(2)
                                      please check the following box. []





Securities to be registered pursuant to Section 12(b) of the Act:



      Title of Each Class             Name of Each Exchange on
      to be so Registered             Which Each Class is to be Registered
      -------------------             -------------------------------------
None                                  None


Securities to be registered pursuant to Section 12(g) of the Act:


       7.83% Capital Securities (and the Guarantee with respect thereto)

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        INFORMATION REQUIRED IN REGISTRATION STATEMENT

        This Form 8-A/A is being filed with the Securities and Exchange Commission (the "Commission") to supplement the Registrants' original Registration Statement on Form 8-A by providing final pricing terms and incorporating by reference the definitive prospectus and prospectus supplement.

Item 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the 7.83% Capital Securities (the "Capital Securities"), of Allstate Financing II, a statutory business trust created under the laws of the State of Delaware (the "Trust"). Each of the 200,000 Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and are guaranteed by The Allstate Corporation, a Delaware corporation, and the depositor of the Trust, to the extent set forth in the Registration Statement on Form S-3 (Registration No. 333-10857) of the Trust and The Allstate Corporation, among other registrants, filed with the Commission on August 27, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), and the prospectus for the Capital Securities included therein, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Capital Securities, which have been filed pursuant to Rule 424(b) under the Act, shall be incorporated by reference into this Registration Statement on Form 8-A/A.

Item 2. Exhibits.

        2.1 Certificate of Trust dated August 21, 1996 of Allstate Financing II (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

        2.2 Form of Amended and Restated Declaration of Trust of Allstate Financing II (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

        2.3 Form of Capital Security (incorporated herein by reference to Exhibit A-1 of Exhibit 4.13 to the Registration Statement).

        2.4 Form of Capital Securities Guarantee for the benefit of the holders of Capital Securities of Allstate Financing II (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

        2.5 Form of Indenture relating to subordinated debt securities between The Allstate Corporation and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit
              4.4 to the Registration Statement).


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        2.6  Form of Supplemental Indenture to be used in connection with the issuance of subordinated debt securities and Capital Securities (incorporated herein by reference to Exhibit 4.4A to the Registration Statement).



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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                ALLSTATE FINANCING II




Dated:  January 7, 1997         By:  /s/ Joseph T. Kane
                                   -------------------------------
                                         Joseph T. Kane, Trustee


                                THE ALLSTATE CORPORATION, Depositor of the
                                Registrant and Guarantor under the Guarantee




Dated:  January 7, 1997         By:  /s/ James P. Zils
                                    --------------------------------
                                Name:  James P. Zils
                                Title:  Vice President and Treasurer